Exhibits 5.1 and 23.2
OPINION OF DAVIS

POLK & WARDWELL LLP
August 9, 2023
Vaxxinity,

Inc.
505 Odyssey Way
Merritt Island, Florida 32953
Ladies and Gentlemen:
Vaxxinity,

Inc., a Delaware corporation (the “
Company ”), is filing with the Securities and Exchange
Commission a Registration Statement on Form S-3 (the

“
Registration Statement ”) for the purpose of
registering under the Securities Act of 1933, as amended (the

“
Securities Act ”), (a) shares of Class A
common stock, par value $0.0001 per share (the “ Class A Common Stock
”), of the Company,

including
shares of Class A Common Stock having an aggregate

offering price of up to $100,000,000 (such

shares
of Class A Common Stock, the “ Offered Shares
”) from time to time through Jefferies

LLC pursuant to the
Open Market Sale Agreement dated August 9, 2023 (the “ Sales Agreement ”) among the Company and
Jefferies LLC (the “ Sales Agent
”); (b) shares of preferred stock, par value $0.0001 per share

(the
“ Preferred Stock
”), of the Company; (c) the Company’s

debt securities (collectively,

the “
Debt
Securities
”), which may be issued pursuant to an indenture,

between the Company and a trustee to be
named therein, as trustee (the “ Trustee ”) (the “ Indenture ”); (d) warrants of the Company (the
“ Warrants
”), which may be issued under one or more warrant agreements

(each, a “
Warrant
Agreement
”) to be entered into between the Company and the

warrant agent to be named therein (the
“ Warrant Agent ”); (e) subscription rights (the “ Subscription Rights ”), which may be issued under one or more subscription rights agreements (each, a “ Subscription Rights Agreement ”) to be entered into between the Company and the subscription agent to be

named therein (the “
Purchase Contract Agent ”);
and (f) units (the “ Units
”) to be issued under one or more unit agreements

to be entered into among the
Company, a bank

or trust company,

as unit agent (the “
Unit Agent ”), and the holders from time to time of
the Units (each such unit agreement, a “ Unit Agreement ”).
We, as your counsel, have examined originals or copies

of such documents, corporate records,
certificates of public officials and other instruments as

we have deemed necessary or advisable for the
purpose of rendering this opinion.
In rendering the opinions expressed herein, we have,

without independent inquiry or investigation,
assumed that (i) all documents submitted to us as originals

are authentic and complete, (ii) all documents
submitted to us as copies conform to authentic, complete originals,

(iii) all documents filed as exhibits to
the Registration Statement that have not been executed will conform to the forms thereof, (iv) all
signatures on all documents that we reviewed are genuine,

(v) all natural persons executing documents
had and have the legal capacity to do so, (vi) all statements in certificates of public officials and officers

of
the Company that we reviewed were and are accurate and (vii)

all representations made by the Company
as to matters of fact in the documents that we reviewed

were and are accurate.
Based upon the foregoing, and subject to the additional assumptions and qualifications set forth below,
we advise you that, in our opinion:
1.

Assuming the terms of any sales of Offered Shares

pursuant to the Sales Agreement are
approved by the Company’s board of directors

or a properly constituted and authorized
committee thereof (or any of them delegates such approval to officers and such terms are
approved by such officers), the Offered

Shares have been duly authorized and, when
issued and delivered to and paid for by the Sales Agent

pursuant to the Sales
Agreement, will be validly issued, fully paid and non-assessable.

2.

When the necessary corporate action on the part of the

Company has been taken to
authorize the issuance and sale of shares of Class A Common

Stock (other than the
Offered Shares) proposed to be sold by the Company,

and when such shares of Class A
Common Stock are issued and delivered in accordance with the applicable underwriting
or other agreement against payment therefor (in excess

of par value thereof) or upon
conversion or exercise of any security offered under

the Registration Statement (the
“ Offered Security
”), in accordance with the terms of such Offered

Security or the
instrument governing such Offered Security

providing for such conversion or exercise as
approved by the Board of Directors of the Company,

for the consideration approved by
such Board of Directors (which consideration is not less

than the par value of the Class A
Common Stock), such shares of Class A Common Stock

will be validly issued, fully-paid
and non-assessable.
3.

Upon designation of the relative rights, preferences and limitations of any series of
Preferred Stock by the Board of Directors of the Company

and the proper filing with the
Secretary of State of the State of Delaware of a Certificate

of Designation relating to such
series of Preferred Stock, all necessary corporate action on the part of the Company will
have been taken to authorize the issuance and sale of

such series of Preferred Stock
proposed to be sold by the Company,

and when such shares of Preferred Stock are
issued and delivered in accordance with the applicable underwriting or other agreement
against payment therefor (in excess of par value thereof),

such shares of Preferred Stock
will be validly issued, fully paid and non-assessable.
4.

When the Indenture and any supplemental indenture to

be entered into in connection with
the issuance of any Debt Securities have been duly authorized,

executed and delivered
by the Trustees

and the Company; the specific terms of a particular series

of Debt
Securities have been duly authorized and established

in accordance with the Indenture;
and such Debt Securities have been duly authorized,

executed, authenticated, issued
and delivered in accordance with the Indenture and the applicable underwriting or other
agreement against payment therefor,

such Debt Securities will constitute valid and
binding obligations of the Company,

enforceable in accordance with their terms, subject
to applicable bankruptcy,

insolvency and similar laws affecting creditors’

rights generally,
concepts of reasonableness and equitable principles of general applicability, provided
that we express no opinion as to (w) the enforceability

of any waiver of rights under any
usury or stay law, (x)

the effect of fraudulent conveyance, fraudulent transfer

or similar
provision of applicable law on the conclusions expressed above or (y) the validity,

legally
binding effect or enforceability of any section of the

Indenture that requires or relates to
adjustments to the conversion rate at a rate or in an amount that a court would determine
in the circumstances under applicable law to be commercially unreasonable or a penalty
or forfeiture or (z) the validity,

legally binding effect or enforceability of any provision

that
permits holders to collect any portion of stated principal amount upon acceleration of the
Debt Securities to the extent determined to constitute unearned interest.
5.

When the Warrant Agreement to be entered

into in connection with the issuance of any
Warrants has been duly authorized, executed

and delivered by the Warrant

Agent and
the Company; the specific terms of the Warrants

have been duly authorized and
established in accordance with the Warrant

Agreement; and such Warrants have

been
duly authorized, executed, issued and delivered in accordance with the Warrant
Agreement and the applicable underwriting or other agreement against payment therefor,
such Warrants will constitute valid and

binding obligations of the Company,

enforceable
in accordance with their terms, subject to applicable bankruptcy,

insolvency and similar
laws affecting creditors’

rights generally,

concepts of reasonableness and equitable
principles of general applicability,

and may be subject to possible judicial or regulatory
actions giving effect to governmental actions or foreign

laws affecting creditors’

rights.

6.

When the Subscription Rights Agreement to be entered

into in connection with the
issuance of any Subscription Rights has been duly authorized,

executed and delivered by
the Subscription Agent and the Company; the specific

terms of the Subscription Rights
have been duly authorized and established in accordance with the Subscription Rights
Agreement; and such Subscription Rights have been duly

authorized, executed, issued
and delivered in accordance with the Subscription Rights

Agreement and the applicable
underwriting or other agreement against payment therefor,

such Subscription Rights will
constitute valid and binding obligations of the Company,

enforceable in accordance with
their terms, subject to applicable bankruptcy,

insolvency and similar laws affecting
creditors’ rights generally,

concepts of reasonableness and equitable principles of
general applicability,

and may be subject to possible judicial or regulatory actions giving
effect to governmental actions or foreign laws affecting

creditors’

rights.
7.

When the Unit Agreement to be entered into in connection with the issuance of any Units
has been duly authorized, executed and delivered by the Unit

Agent and the Company;
the specific terms of the Units have been duly authorized and established in accordance
with the Unit Agreement; and such Units have been duly

authorized, executed, issued
and delivered in accordance with the Unit Agreement and the

applicable underwriting or
other agreement against payment therefor,

such Units will constitute valid and binding
obligations of the Company,

enforceable in accordance with their terms, subject to
applicable bankruptcy,

insolvency and similar laws affecting creditors’

rights generally,
concepts of reasonableness and equitable principles of general applicability, and

may be
subject to possible judicial or regulatory actions giving

effect to governmental actions or
foreign laws affecting creditors’

rights.
In connection with the opinions expressed above, we have

assumed that, at or prior to the time of the
delivery of any such security,

(i) the Board of Directors of the Company shall have

duly established the
terms of such security and duly authorized the issuance

and sale of such security and such authorization
shall not have been modified or rescinded; (ii) the Company

shall remain validly existing as a corporation
in good standing under the laws of the State of Delaware

;

(iii) the Registration Statement shall have been
declared effective and such effectiveness

shall not have been terminated or rescinded; (iv)

the Indenture,
the Debt Securities, the Warrant Agreement,

the Subscription Rights Agreement and the Unit Agreement
are each valid, binding and enforceable agreements of

each party thereto (other than as expressly
covered above in respect of the Company); and (v) there

shall not have occurred any change in law
affecting the validity

or enforceability of such security.

We have also assumed that (i) the terms of any
security whose terms are established subsequent to the

date hereof and the issuance, execution, delivery
and performance by the Company of any such security

(a) require no action by or in respect of, or filing
with, any governmental body,

agency or official and (b) do not contravene,

or constitute a default under,
any provision of applicable law or public policy or regulation or any judgment, injunction, order or decree
or any agreement or other instrument binding upon the

Company and (ii) any Warrant

Agreement,
Subscription Rights Agreement and Unit Agreement

will be governed by the laws of the State of New
York.
We are members of the Bar of the State of New

York

and the foregoing opinion is limited to the laws of
the State of New York

and the General Corporation Law of the State of Delaware.
We hereby consent to the filing of this opinion

as an exhibit to the Registration Statement referred to
above and further consent to the reference to our name

under the caption “Legal Matters” in the
prospectus, which is a part of the Registration Statement.

In giving this consent, we do not admit that we
are in the category of persons whose consent is required

under Section 7 of the Securities Act.
Very truly yours,
/s/ Davis Polk & Wardwell LLP